UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  March 31, 2015 (March 30, 2015)

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Liberty Avenue, Suite 1700, Pittsburgh, Pennsylvania	15222
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (412) 553-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.                             Termination of a Material Definitive Agreement.

On March 30, 2015, EQT Corporation (Company) assigned 100% of the membership interests of MVP Holdco, LLC (MVP Holdco), a wholly owned indirect subsidiary of the Company, to EQT Midstream Partners, LP (Partnership) pursuant to an Assignment and Assumption Agreement (Assignment Agreement). MVP Holdco owns an approximately 55% interest in Mountain Valley Pipeline, LLC, a joint venture with affiliates of each of NextEra Energy, Inc., WGL Holdings, Inc. and Vega Energy Partners, Ltd. (Joint Venture). In accordance with the Assignment Agreement, the Partnership agreed to reimburse the Company for all capital contributions made by the Company to MVP Holdco as consideration for the assignment of the membership interests of MVP Holdco.

MVP Holdco is party to that certain Second Amended and Restated Limited Liability Company Agreement of the Joint Venture. The Joint Venture was formed to construct, own and operate the Mountain Valley Pipeline.

The Company currently indirectly owns (a) 100% of the Partnership’s general partner, which allows it to control the Partnership and to own the 2% general partner interest and all incentive distribution rights in the Partnership, and (b) an approximately 30.2% limited partner interest in the Partnership.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Date: March 31, 2015	By:	/s/ Philip P. Conti
Philip P. Conti
Senior Vice President and Chief Financial Officer